Exhibit 10.10

Execution copy

AMENDMENT TO THE SECURITIES PURCHASE AND INVESTMENT

AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT

This AMENDMENT AGREEMENT TO THE SECURITIES PURCHASE AND INVESTMENT AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of February 16, 2012, is made among Och-Ziff Capital Management Group LLC, a Delaware limited liability company (“Och-Ziff”), Dubai Holding Investments Group Limited (“DHIG”), a limited liability company formed under the laws of the Emirate of Dubai and owned and controlled by Dubai Holding LLC, Dubai International Capital LLC (“DIC”), a limited liability company formed under the laws of the Emirate of Dubai and a wholly-owned subsidiary of DHIG, DIC Sahir Limited, a corporation organized under the laws of the Cayman Islands and a wholly-owned subsidiary of DIC (“DIC Sahir”), DIC Hungary Korlátolt Felelősségű Tárasaság, a limited liability company incorporated under Hungarian law and a wholly-owned subsidiary of DIC Sahir (“DIC Hungary”), and DIC Poland z.o.o., a limited liability company incorporated under Polish law and a wholly-owned subsidiary of DIC Sahir (“DIC Poland”).

W I T N E S S E T H

WHEREAS, on June 24, 2009, DIC Hungary acquired from DIC Sahir 38,138,571 Class A shares (the “Shares”) representing Class A limited liability company interests of Och-Ziff.

WHEREAS, pursuant to a letter from DIC Sahir and DIC Hungary dated June 24, 2009, in accordance with Section 10.4 of the Securities Purchase and Investment Agreement, dated as of October 29, 2007 (the “Purchase and Investment Agreement”), by and among Och-Ziff, DIC Sahir and DIC, and Section 3.8 of the Registration Rights Agreement, dated as of November 19, 2007 (the “RRA”), between Och-Ziff and DIC Sahir, DIC Hungary, as Permitted Transferee under the Purchase and Investment Agreement and the RRA, agreed to be bound by the terms and conditions of the Purchase and Investment Agreement and the RRA.

WHEREAS, it is intended that, as part of the restructuring of DIC and DHIG, DIC will transfer its shares in DIC Sahir (the “DIC Sahir Shares”) into ownership of DHIG LP, a Cayman Islands exempted limited partnership of which DHIG is the limited partner and DHIG GP, a wholly owned subsidiary of DHIG,, is the general partner) (the “DHIG Transfer”).

WHEREAS, it is intended that, pursuant to a solvent corporate reorganisation that may occur before or after the DHIG Transfer, DIC Hungary will transfer the Shares to DIC Sahir, which will then immediately transfer the Shares to DIC Poland (collectively, the “DIC Poland Transfer”).

WHEREAS, the parties desire to confirm the permissibility of the DHIG Transfer and the DIC Poland Transfer under the Purchase and Investment Agreement and the RRA and to clarify the application of such agreements to the parties following the DHIG Transfer and the DIC Poland Transfer.

NOW, THEREFORE, in consideration of the covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Och-Ziff, DHIG, DIC, DIC Sahir, DIC Hungary and DIC Poland agree as follows:

1.	DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined are used in this Agreement as such terms are defined in the Purchase and Investment Agreement and the RRA, as the case may be.

Section 1.2 Miscellaneous. The words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to the sections of this Agreement unless otherwise specified. All terms defined in this Agreement shall have the defined meanings contained herein when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

Section 1.3 Joint Preparation. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

2. AMENDMENTS TO PURCHASE AND INVESTMENT AGREEMENT AND RRA

Section 2.1 Amendments to Purchase and Investment Agreement. Pursuant to Section 10.3 of the Purchase and Investment Agreement:

(a) the definition of “Guarantor Controlled Affiliate” contained in Annex 1 of the Purchase and Investment Agreement is hereby amended and restated as follows:

““Guarantor Controlled Affiliate” means any person that directly, or indirectly through one or more intermediaries, is controlled by the Guarantor, Dubai Holding LLC or Dubai Holding Investments Group LLC and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.”

Section 2.2 Amendments to RRA. Pursuant to Section 3.2 of the RRA:

(a) the definition of “Guarantor Controlled Affiliate” contained in Section 1.1 of the RRA is hereby amended and restated as follows:

““Guarantor Controlled Affiliate” means any person that directly, or indirectly through one or more intermediaries, is controlled by the Guarantor, Dubai Holding LLC or Dubai Holding Investments Group LLC, and “control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.”

Section 2.3 Permitted Transferees. For the avoidance of doubt, the parties intend for the foregoing amendments to result in DHIG, DHIG GP, DHIG LP, DIC Sahir and DIC Poland being deemed Permitted Transferees under the Purchase and Investment Agreement and the RRA in connection with the DHIG Transfer and the DIC Poland Transfer.

It is also intended that the shares of DHIG GP, DIC Sahir and DIC Poland together with the partnership interest of DHIG LP will be pledged as security for the loan which was advanced to DHIG by a syndicate of lenders in connection with the original acquisition of the Purchased Class A Shares.

3.	REPRESENTATIONS AND WARRANTIES OF DIC SAHIR, DIC HUNGARY, DIC POLAND AND DHIG

Section 3 Representations and Warranties of DIC Sahir, DIC Hungary and DIC Poland. DIC Sahir, DIC Hungary and DIC Poland, severally and jointly, each hereby represent, warrant and covenant to Och-Ziff that: (i) DIC Poland is a wholly-owned subsidiary of DIC Sahir under the control of DIC Sahir, and will remain a wholly-owned subsidiary of DIC Sahir immediately following completion of (a) the DHIG Transfer and (b) the DIC Poland Transfer; (ii) DIC Sahir, DIC Hungary and DIC Poland have full power and authority to execute this Agreement and consummate the DIC Poland Transfer; and (iii) the DIC Poland Transfer and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of DIC Sahir, DIC Hungary and DIC Poland and, upon consummation of the DIC Poland Transfer, DIC Poland will be the lawful holder of the Shares.

Section 3.2 Representations and Warranties of DHIG. DHIG represents, warrants and covenants to Och-Ziff, that: (i) Dubai Holding LLC is the direct holding company of DHIG, (ii) DHIG will be the indirect holding company of DIC Sahir immediately following completion of (a) the DHIG Transfer and (b) the DIC Poland Transfer and (iii) the DHIG Transfer and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of DHIG and, upon consummation of the DHIG Transfer, DHIG LP will be the lawful holder of the shares in DIC Sahir and as a result, the indirect holder of the Shares.

4.	COVENANT OF DIC POLAND AND DHIG

Section 4.1 Covenant of DIC Poland. In accordance with Section 10.4 of the Purchase and Investment Agreement and Section 3.8 of the RRA, DIC Poland hereby agrees, upon completion of the DIC Poland Transfer, to be bound by the terms and conditions of the Purchase and Investment Agreement and the RRA to the same extent as DIC Sahir, and accordingly shall obtain all the rights of DIC Sahir under the Purchase and Investment Agreement and the RRA (provided, however, that DIC Poland shall not obtain the rights or assume the obligations of DIC Sahir under Section 8.4 of the Purchase and Investment Agreement).

Section 4.2 Covenant of DHIG. In accordance with Section 10.4 of the Purchase and Investment Agreement and Section 3.8 of the RRA, DHIG hereby agrees upon completion of the DHIG Transfer to be bound by (and to cause DHIG GP and DHIG LP to comply with) the terms and conditions of the Purchase and Investment Agreement and the RRA to the same extent as DIC Sahir, and accordingly shall obtain all the rights of DIC Sahir under the Purchase and Investment Agreement and the RRA (provided, however, that DHIG shall not obtain the rights or assume the obligations of DIC Sahir under Section 8.4 of the Purchase and Investment Agreement).

5.	MISCELLANEOUS

Section 5.1 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to any choice of law provision thereof that would mandate the application of the laws of another jurisdiction, and shall inure to the benefit of, and be binding upon and inure to the benefit of the parties hereto and their respective successors. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (the “New York Courts”) (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any all rights to a jury trial. The parties agree that any judgment of any New York Court may be enforced in any court having jurisdiction over any party over any of their assets.

Section 5.2 Waiver of Sovereign Immunity. With respect to the contractual liability of each of DHIG, DIC, DIC Sahir, DIC Hungary and DIC Poland to perform its respective obligations under this Agreement, with respect to itself or its property, each of DHIG, DIC, DIC Sahir, DIC Hungary and DIC Poland:

(a) agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes;

(b) agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement, each of DHIG GP, DHIG LP, DHIG, DIC, DIC Sahir, DIC Hungary and DIC Poland is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;

(c) waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;

(d) consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

(e) specifies that, for the purposes of this provision, assets shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of DIC, DIC Sahir, DIC Hungary and DIC Poland.

Section 3.3 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.4 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the date first written above.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer

[Signature page to Amendment Agreement to Securities Purchase and Investment Agreement

and Registration Rights Agreement]

DUBAI INTERNATIONAL CAPITAL LLC

By:	/s/ Ahmad Bin Byat
	Name:	Ahmad Bin Byat
	Title:	Executive Managing Director

DUBAI HOLDING INVESTMENTS GROUP LLC

By:	/s/ Ahmad Bin Byat
	Name:	Ahmad Bin Byat
	Title:	General Manager

DIC SAHIR LIMITED

By:	/s/ Jamie Nelson
	Name:	Jamie Nelson
	Title:	Director

By:	/s/ David Smoot
	Name:	David Smoot
	Title:	Director

[Signature page to Amendment Agreement to Securities Purchase and Investment Agreement

and Registration Rights Agreement]

DIC HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRASASÁG

By:	/s/ Jamie Nelson
	Name:	Jamie Nelson
	Title:	Managing Director

By:	/s/ Júlia Varga
	Name:	Júlia Varga
	Title:	Managing Director

DIC POLAND S.P. Z.O.O.

By:	/s/ Jamie Nelson
	Name:	Jamie Nelson
	Title:	Member of the Management Board

[Signature page to Amendment Agreement to Securities Purchase and Investment Agreement

and Registration Rights Agreement]